Exhibit 32.1

Certification of Chief Executive Officer Pursuant to
18 U.S.C. §1350
As Adopted Pursuant to
§906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Hospira, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2013 as filed with the Securities and Exchange Commission (the “Report”), I, F. Michael Ball, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of §13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ F. Michael Ball
F. Michael Ball
Chief Executive Officer
February 12, 2014